SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 12, 2009

MAGNA ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30578	98-0208374
(Commission File Number)	(I.R.S. Employer Identification No.)

337 Magna Drive, Aurora, Ontario, Canada	L4G 7K1
(Address of Principal Executive Offices)	(Zip Code)

(905) 726-2462

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                          Other

On February 12, 2009, the Registrant issued a press release announcing that the Maryland VLT Facility Location Commission (the “Commission”) has not accepted for consideration the application of MEC’s wholly-owned subsidiary, Laurel Racing Assoc., Inc. (“Laurel Racing”) for a Video Lottery Operation License to operate Video Lottery Terminals at Laurel Park in Anne Arundel County. The Commission has stated that the application did not meet certain minimum requirements set out in the bidding process. As previously announced, Laurel Racing submitted its application on February 2, 2009 without payment of the specified initial license fee of $28.5 million. MEC is considering all of its legal options with respect to this matter, and has filed various legal actions to protect its interests in the appropriate forums in the State of Maryland.

Item 9.01                          Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1	Press Release dated February 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP.
(Registrant)

February 19, 2009	by:	/S/WILLIAM G. FORD
William G. Ford,
Secretary